Exhibit 99

Accenture Reports Second-Quarter Fiscal 2013 Results

— Revenues increase 4% in both U.S. dollars and local currency, to $7.1 billion —

— Record EPS of $1.65 include $0.65 in benefits from final determinations of prior-year tax liabilities and a reduction in reorganization liabilities. Excluding these benefits, EPS are $1.00 —

— New bookings are $9.1 billion, with record consulting bookings of $4.4 billion and outsourcing bookings of $4.7 billion —

— Operating income is $1.16 billion, including a benefit of $224 million from a reduction in reorganization liabilities. Excluding the benefit, operating income is $940 million and operating margin is 13.3%, an expansion of 20 basis points —

— Company declares semi-annual cash dividend of $0.81 per share —

NEW YORK; March 28, 2013 — Accenture (NYSE: ACN) reported financial results for the second quarter of fiscal 2013, ended Feb. 28, 2013, with net revenues of $7.1 billion, an increase of 4 percent in both U.S. dollars and local currency over the same period last year and within the company’s guided range.

Diluted earnings per share were $1.65, including benefits of $243 million, or $0.34 per share, from final determinations of prior-year tax liabilities and $224 million, or $0.31 per share, from a reduction in reorganization liabilities. Excluding these benefits, diluted earnings per share were $1.00. Reorganization liabilities were established in connection with the company’s transition to a corporate structure in 2001.

Operating income for the quarter increased to $1.16 billion, including the benefit of $224 million from the reduction in reorganization liabilities. Excluding the benefit, operating income increased 6 percent, to $940 million, and operating margin expanded 20 basis points, to 13.3 percent.

New bookings for the quarter were $9.1 billion, with record consulting bookings of $4.4 billion and outsourcing bookings of $4.7 billion.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We are pleased with our second-quarter financial results, which were in line with our expectations.  We saw very strong demand for our services, with $9.1 billion in new bookings, including record consulting bookings.  Our revenue growth was within our guided range for the quarter, including a 10 percent local-currency increase in outsourcing.  We also increased operating income and again expanded operating margin, reflecting our continued focus on driving profitable growth.

“Our strategy continues to differentiate Accenture in the marketplace, and our excellent bookings in the second quarter further demonstrate that our services are resonating with the needs of our clients.  We remain confident in our ability to seize the opportunities in this fast-changing environment and to continue to deliver tangible business outcomes for our clients and value for our shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the second quarter of fiscal 2013 were $7.1 billion, compared with $6.8 billion for the second quarter of fiscal 2012, an increase of 4 percent in both U.S. dollars and local currency. Net revenues for the quarter were within the company’s guided range of $6.9 billion to $7.15 billion, which assumed a foreign-exchange impact of negative 1 percent. Adjusting for the actual foreign-exchange impact of approximately 0 percent in the quarter, the company’s guided range for quarterly net revenues would have been $6.96 billion to $7.21 billion.

▪	Consulting net revenues for the quarter were $3.8 billion, a decrease of approximately 1 percent in both U.S. dollars and local currency from the second quarter of fiscal 2012.

▪	Outsourcing net revenues were $3.3 billion, an increase of 9 percent in U.S. dollars and 10 percent in local currency over the second quarter of fiscal 2012.

Diluted EPS for the quarter were $1.65, compared with $0.97 for the second quarter last year, an increase of $0.68. The reorganization benefit and final determinations of prior-year tax liabilities had a positive $0.65 impact on EPS in the second quarter of fiscal 2013.  Excluding these benefits, EPS for the quarter were $1.00, an increase of $0.03 from the second quarter last year.

The $0.68 increase in GAAP EPS reflects:

▪	$0.06 from higher revenue and operating results;

▪	$0.01 from higher non-operating income;

▪	$0.02 from a lower share count;

▪	$0.34 from final determinations of prior-year tax liabilities; and

▪	$0.31 from a reduction in reorganization liabilities;

partially offset by:

▪	$0.06 from a higher effective tax rate excluding the impact of final determinations of prior-year tax liabilities and the reduction in reorganization liabilities.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 31.6 percent, compared with 31.1 percent for the second quarter last year. Selling, general and administrative (SG&A) expenses for the second quarter were $1.3 billion, or approximately 18.3 percent of net revenues, compared with $1.2 billion, or approximately 18.0 percent of net revenues, for the second quarter last year.

Operating income for the second quarter was $1.16 billion, or 16.5 percent of net revenues, compared with $889 million, or 13.1 percent of net revenues, for the second quarter of fiscal 2012. Excluding the $224 million reorganization benefit, operating income for the second quarter of fiscal 2013 was $940 million, or 13.3 percent of net revenues, a 20-basis-point expansion from the second quarter of fiscal 2012.

The company’s effective tax rate for the quarter was negative 0.5 percent, including the benefit from final determinations of prior-year U.S. federal tax liabilities. The effective tax rate was also impacted by the reorganization benefit, which increased income before income taxes without any increase in income tax expense. Excluding these benefits, the effective tax rate for the second quarter of fiscal 2013 was 24.8 percent, compared with 20.5 percent for the second quarter last year.

Net income for the quarter was $1.19 billion, compared with $714 million for the second quarter last year, and includes the favorable impact of both the $224 million reorganization benefit and $243 million from final determinations of prior-year tax liabilities.

Operating cash flow for the quarter was $634 million, and property and equipment additions were $90 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $544 million. For the same period last year, operating cash flow was $858 million; property and equipment additions were $85 million; and free cash flow was $772 million.

Days services outstanding, or DSOs, were 31 days, compared with 27 days at Aug. 31, 2012 and 29 days at Feb. 29, 2012.

Accenture’s total cash balance at Feb. 28, 2013 was $5.6 billion, compared with $6.6 billion at Aug. 31, 2012.

Utilization for the quarter was 88 percent, compared with 88 percent for the first quarter of fiscal 2013 and 87 percent for the second quarter of fiscal 2012. Attrition for the second quarter of fiscal 2013 was 11 percent, compared with 11 percent for the first quarter of fiscal 2013 and 12 percent for the second quarter of fiscal 2012.

New Bookings

New bookings for the second quarter were $9.1 billion and reflect zero foreign-exchange impact compared with new bookings in the second quarter last year.

▪	Consulting new bookings were $4.4 billion, or 48 percent of total new bookings.

▪	Outsourcing new bookings were $4.7 billion, or 52 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $1.41 billion, compared with $1.48 billion for the second quarter of fiscal 2012, a decrease of 5 percent in U.S. dollars and 4 percent in local currency.

▪	Financial Services: $1.51 billion, compared with $1.38 billion for the second quarter of fiscal 2012, an increase of 10 percent in both U.S. dollars and local currency.

▪	Health & Public Service: $1.19 billion, compared with $1.06 billion for the second quarter of fiscal 2012, an increase of 13 percent in both U.S. dollars and local currency.

▪	Products: $1.68 billion, compared with $1.58 billion for the second quarter of fiscal 2012, an increase of 6 percent in both U.S. dollars and local currency.

▪	Resources: $1.25 billion, compared with $1.29 billion for the second quarter of fiscal 2012, a decrease of 3 percent in both U.S. dollars and local currency.

Net Revenues by Geographic Region

Net revenues by geographic region were as follows:

▪	Americas: $3.28 billion, compared with $3.03 billion for the second quarter of fiscal 2012, an increase of 8 percent in U.S. dollars and 9 percent in local currency.

▪	Europe, Middle East and Africa (EMEA): $2.80 billion, compared with $2.80 billion for the second quarter of fiscal 2012, flat in U.S. dollars and a decrease of 1 percent in local currency.

▪	Asia Pacific: $978 million, compared with $971 million for the second quarter of fiscal 2012, an increase of 1 percent in U.S. dollars and 2 percent in local currency.

Returning Cash to Shareholders
Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

Accenture plc has declared a semi-annual cash dividend of $0.81 per share on Accenture plc Class A ordinary shares for shareholders of record at the close of business on April 12, 2013, and Accenture SCA will declare a semi-annual cash dividend of $0.81 per share on Accenture SCA Class I common shares for shareholders of record at the close of business on April 9, 2013. These dividends are both payable on May 15, 2013.

Combined with the semi-annual cash dividend of $0.81 per share paid on Nov. 15, 2012, this will bring the total dividend payments for the fiscal year to $1.62 per share, for total projected cash dividend payments of approximately $1.1 billion.

Share Repurchase Activity

During the second quarter of fiscal 2013, Accenture repurchased or redeemed 8.8 million shares, including 5.5 million shares repurchased in the open market, for a total of $609 million. This brings Accenture’s total share repurchases and redemptions for the first half of fiscal 2013 to 12.1 million shares, including 6.1 million shares repurchased in the open market, for a total of $830 million.

Accenture’s total remaining share repurchase authority at Feb. 28, 2013 was approximately $3.6 billion.

At Feb. 28, 2013, Accenture had approximately 693 million total shares outstanding, including 650 million Accenture plc Class A ordinary shares and 43 million Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares.

Business Outlook

Third Quarter Fiscal 2013

Accenture expects net revenues for the third quarter of fiscal 2013 to be in the range of $7.25 billion to $7.50 billion.  This range assumes a foreign-exchange impact of negative 2.5 percent compared with the third quarter of fiscal 2012.

Full Fiscal Year 2013

For fiscal 2013, the company now expects net revenue growth to be in the lower half of its previously guided range of 5 percent to 8 percent in local currency.

Accenture’s business outlook for the full 2013 fiscal year continues to assume a foreign-exchange impact of negative 1 percent compared with fiscal 2012.

The company now expects diluted EPS for fiscal 2013 to be in the range of $4.89 to $4.97, reflecting the $0.65 in benefits related to final determinations of prior-year tax liabilities and the reduction in reorganization liabilities in the second quarter.  Excluding these benefits, the company continues to expect EPS in the range of $4.24 to $4.32.

Accenture now expects operating margin for the full fiscal year to be in the range of 14.9 percent to 15.0 percent, including the estimated full-year positive impact of 80 basis points from the reduction in reorganization liabilities in the second quarter.  Excluding this impact, Accenture continues to expect operating margin for the full fiscal year to be in the range of 14.1 percent to 14.2 percent, an expansion of 20 to 30 basis points.

The company continues to expect operating cash flow to be in the range of $3.2 billion to $3.5 billion; now expects property and equipment additions to be approximately $400 million; and continues to expect free cash flow to be in the range of $2.8 billion to $3.1 billion.

The company continues to expect to return at least $3.3 billion to its shareholders in fiscal 2013 through dividends and share repurchases.

The company now expects its annual effective tax rate to be in the range of 19 percent to 20 percent, including the estimated full-year reduction of approximately 7 percentage points from benefits related to the final determinations of prior-year tax liabilities and the reduction in reorganization liabilities in the second quarter.  Excluding these benefits, Accenture continues to expect its annual effective tax rate to be in the range of 26 percent to 27 percent.

Accenture continues to target new bookings for fiscal 2013 in the range of $31 billion to $34 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its second-quarter fiscal 2013 financial results. To participate, please dial +1 (800) 230-1085 [+1 (612) 234-9960 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Thursday, March 28, and continuing until Thursday, June 27, 2013. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, June 27. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 282767 from 10:30 a.m. EDT today, Thursday, March 28, through Thursday, June 27.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with approximately 261,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments.  The company generated net revenues of US$27.9 billion for the fiscal year ended Aug. 31, 2012. Its home page is www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data or information systems as obligated by law or contract or if the company’s information systems are breached; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company’s pricing estimates do not accurately anticipate the cost, risk and complexity of the company performing its work or third parties upon whom it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be unprofitable; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company’s business could be materially adversely affected if the company incurs legal liability in connection with providing its services and solutions; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; the company’s alliance relationships may not be successful or may change, which could adversely affect the company’s results of operations; outsourcing services and the continued expansion of the company’s other services and solutions into new areas subject the company to different operational risks than its consulting and systems integration services; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; the company has only a limited ability to protect its intellectual property rights, which are important to the company’s success; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; the company might not be successful at identifying, acquiring or integrating businesses or entering into joint ventures; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; changes in the company’s level of taxes, and audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; the company’s share price and results of operations could fluctuate and be difficult to predict; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	February 28, 2013	% of Net Revenues	February 29, 2012	% of Net Revenues	February 28, 2013	% of Net Revenues	February 29, 2012	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$7,058,042	100%	$6,797,250	100%	$14,278,003	100%	$13,871,747	100%
Reimbursements	435,278		462,578		883,353		977,189
Revenues	7,493,320		7,259,828		15,161,356		14,848,936
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	4,827,679	68.4%	4,680,884	68.9%	9,681,447	67.8%	9,503,841	68.5%
Reimbursable expenses	435,278		462,578		883,353		977,189
Cost of services	5,262,957		5,143,462		10,564,800		10,481,030
Sales and marketing	834,047	11.8%	772,338	11.4%	1,702,249	11.9%	1,609,815	11.6%
General and administrative costs	455,551	6.5%	454,314	6.7%	904,403	6.3%	886,831	6.4%
Reorganization (benefits) costs, net	(223,767)	(3.2)%	415	0.0%	(223,302)	(1.6)%	823	0.0%
Total operating expenses	6,328,788		6,370,529		12,948,150		12,978,499
OPERATING INCOME	1,164,532	16.5%	889,299	13.1%	2,213,206	15.5%	1,870,437	13.5%
Interest income	9,859		9,246		18,626		19,758
Interest expense	(3,641)		(4,220)		(8,190)		(8,378)
Other income, net	10,599		4,215		4,163		9,750
INCOME BEFORE INCOME TAXES	1,181,349	16.7%	898,540	13.2%	2,227,805	15.6%	1,891,567	13.6%
(Benefit from) provision for income taxes	(5,749)		184,350		274,676		465,620
NET INCOME	1,187,098	16.8%	714,190	10.5%	1,953,129	13.7%	1,425,947	10.3%
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(78,363)		(60,588)		(137,318)		(122,544)
Net income attributable to noncontrolling interests – other (1)	(6,933)		(9,679)		(15,192)		(17,394)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,101,802	15.6%	$643,923	9.5%	$1,800,619	12.6%	$1,286,009	9.3%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,101,802		$643,923		$1,800,619		$1,286,009
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc. (2)	78,363		60,588		137,318		122,544
Net income for diluted earnings per share calculation	$1,180,165		$704,511		$1,937,937		$1,408,553
EARNINGS PER SHARE:
-Basic	$1.70		$1.00		$2.79		$1.99
-Diluted (3)	$1.65		$0.97		$2.71		$1.93
WEIGHTED AVERAGE SHARES:
-Basic	649,520,337		646,452,990		644,608,780		645,390,718
-Diluted (3)	714,807,680		729,810,080		714,977,392		730,310,743
Cash dividends per share	$—		$—		$0.81		$0.675
_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture SCA Class I common shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis.

(3)
Diluted weighted average Accenture plc Class A ordinary shares and earnings per share amounts in fiscal 2012 have been restated to reflect additional restricted share units issued to holders of restricted share units in connection with the fiscal 2013 payment of cash dividends.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase (Decrease) U.S. dollars	Percent Increase (Decrease) Local Currency
	Three Months Ended
	February 28, 2013	February 29, 2012
OPERATING GROUPS
Communications, Media & Technology	$1,411,489	$1,481,378	(5)%	(4)%
Financial Services	1,508,865	1,376,619	10	10
Health & Public Service	1,192,698	1,055,879	13	13
Products	1,680,719	1,584,596	6	6
Resources	1,251,874	1,293,201	(3)	(3)
Other	12,397	5,577	n/m	n/m
TOTAL Net Revenues	7,058,042	6,797,250	4%	4%
Reimbursements	435,278	462,578	(6)
TOTAL REVENUES	$7,493,320	$7,259,828	3%
GEOGRAPHY
Americas	$3,279,776	$3,028,141	8%	9%
EMEA	2,800,359	2,798,135	—	(1)
Asia Pacific	977,907	970,974	1	2
TOTAL Net Revenues	$7,058,042	$6,797,250	4%	4%
TYPE OF WORK
Consulting	$3,752,965	$3,775,186	(1)%	(1)%
Outsourcing	3,305,077	3,022,064	9	10
TOTAL Net Revenues	$7,058,042	$6,797,250	4%	4%

			Percent Increase (Decrease) U.S. dollars	Percent Increase (Decrease) Local Currency
	Six Months Ended
	February 28, 2013	February 29, 2012
OPERATING GROUPS
Communications, Media & Technology	$2,870,275	$3,016,564	(5)%	(3)%
Financial Services	3,071,807	2,860,458	7	10
Health & Public Service	2,367,408	2,110,181	12	13
Products	3,379,262	3,254,149	4	6
Resources	2,573,339	2,620,076	(2)	—
Other	15,912	10,319	n/m	n/m
TOTAL Net Revenues	14,278,003	13,871,747	3%	5%
Reimbursements	883,353	977,189	(10)
TOTAL REVENUES	$15,161,356	$14,848,936	2%
GEOGRAPHY
Americas	$6,612,896	$6,102,858	8%	9%
EMEA	5,625,255	5,806,663	(3)	—
Asia Pacific	2,039,852	1,962,226	4	5
TOTAL Net Revenues	$14,278,003	$13,871,747	3%	5%
TYPE OF WORK
Consulting	$7,713,641	$7,858,610	(2)%	—%
Outsourcing	6,564,362	6,013,137	9	11
TOTAL Net Revenues	$14,278,003	$13,871,747	3%	5%
_________
n/m = not meaningful

ACCENTURE PLC
For the Three Months Ended February 28, 2013 and February 29, 2012
(In thousands of U.S. dollars)
(Unaudited)

OPERATING INCOME BY OPERATING GROUP

	Operating Income as Reported (GAAP)
	Three Months Ended
	February 28, 2013		February 29, 2012
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$225,744	16%	$203,406	14%
Financial Services	244,158	16	142,714	10
Health & Public Service	188,218	16	99,593	9
Products	264,234	16	184,257	12
Resources	242,178	19	259,329	20
Total	$1,164,532	16.5%	$889,299	13.1%

	Three Months Ended
	February 28, 2013				February 29, 2012
		Operating Income and Operating Margin Excluding Reorganization Benefits (Non-GAAP)			Operating Income and Operating Margin as Reported (GAAP)

	Operating Income (GAAP)	Reorganization Benefits (1)	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$225,744	$43,304	$182,440	13%	$203,406	14%	$(20,966)
Financial Services	244,158	48,170	195,988	13	142,714	10	53,274
Health & Public Service	188,218	39,446	148,772	12	99,593	9	49,179
Products	264,234	52,924	211,310	13	184,257	12	27,053
Resources	242,178	40,411	201,767	16	259,329	20	(57,562)
Total	$1,164,532	$224,255	$940,277	13.3%	$889,299	13.1%	$50,978

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Three Months Ended
	February 28, 2013		February 29, 2012
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported (GAAP)	$1,187,098	$1.65	$714,190	$0.97
Less impact of reorganization benefits (1)(2)	(224,255)	(0.31)	—	—
Less benefit from final determinations of U.S. federal tax liabilities	(242,938)	(0.34)	—	—
As adjusted (Non-GAAP)	$719,905	$1.00	$714,190	$0.97

________

(1)	Represents reorganization benefits related to final determinations of certain reorganization liabilities established in connection with our transition to a corporate structure during 2001.

(2)	Reorganization benefits had the effect of increasing income before income taxes without any increase in income tax expense.

ACCENTURE PLC
For the Six Months Ended February 28, 2013 and February 29, 2012
(In thousands of U.S. dollars)
(Unaudited)

OPERATING INCOME BY OPERATING GROUP

	Operating Income as Reported (GAAP)
	Six Months Ended
	February 28, 2013		February 29, 2012
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$408,792	14%	$431,933	14%
Financial Services	485,256	16	357,569	13
Health & Public Service	331,677	14	212,427	10
Products	499,926	15	403,032	12
Resources	487,555	19	465,476	18
Total	$2,213,206	15.5%	$1,870,437	13.5%

	Six Months Ended
	February 28, 2013				February 29, 2012
		Operating Income and Operating Margin Excluding Reorganization Benefits (Non-GAAP)			Operating Income and Operating Margin as Reported (GAAP)

	Operating Income (GAAP)	Reorganization Benefits (1)	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$408,792	$43,304	$365,488	13%	$431,933	14%	$(66,445)
Financial Services	485,256	48,170	437,086	14	357,569	13	79,517
Health & Public Service	331,677	39,446	292,231	12	212,427	10	79,804
Products	499,926	52,924	447,002	13	403,032	12	43,970
Resources	487,555	40,411	447,144	17	465,476	18	(18,332)
Total	$2,213,206	$224,255	$1,988,951	13.9%	$1,870,437	13.5%	$118,514

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Six Months Ended
	February 28, 2013		February 29, 2012
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported (GAAP)	$1,953,129	$2.71	$1,425,947	$1.93
Less impact of reorganization benefits (1)(2)	(224,255)	(0.31)	—	—
Less benefit from final determinations of U.S. federal tax liabilities	(242,938)	(0.34)	—	—
As adjusted (Non-GAAP)	$1,485,936	$2.06	$1,425,947	$1.93

________

(1)	Represents reorganization benefits related to final determinations of certain reorganization liabilities established in connection with our transition to a corporate structure during 2001.

(2)	Reorganization benefits had the effect of increasing income before income taxes without any increase in income tax expense.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	February 28, 2013	August 31, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,636,086	$6,640,526
Short-term investments	404	2,261
Receivables from clients, net	3,518,104	3,080,877
Unbilled services, net	1,457,798	1,399,834
Other current assets	1,404,557	1,464,433
Total current assets	12,016,949	12,587,931
NON-CURRENT ASSETS:
Unbilled services, net	10,122	12,151
Investments	45,827	28,180
Property and equipment, net	810,896	779,494
Other non-current assets	3,474,936	3,257,659
Total non-current assets	4,341,781	4,077,484
TOTAL ASSETS	$16,358,730	$16,665,415
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$13	$11
Accounts payable	883,048	903,847
Deferred revenues	2,318,238	2,275,052
Accrued payroll and related benefits	2,998,006	3,428,838
Other accrued liabilities	1,166,169	1,501,457
Total current liabilities	7,365,474	8,109,205
NON-CURRENT LIABILITIES:
Long-term debt	16	22
Other non-current liabilities	3,053,369	3,931,760
Total non-current liabilities	3,053,385	3,931,782
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	5,452,349	4,145,833
NONCONTROLLING INTERESTS	487,522	478,595
TOTAL SHAREHOLDERS’ EQUITY	5,939,871	4,624,428
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,358,730	$16,665,415

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,187,098	$714,190	$1,953,129	$1,425,947
Depreciation, amortization and asset impairments	157,266	147,010	297,190	279,635
Reorganization (benefits) costs, net	(223,767)	415	(223,302)	823
Share-based compensation expense	184,434	160,959	298,604	261,517
Change in assets and liabilities/other, net	(670,807)	(164,761)	(1,800,212)	(634,851)
Net cash provided by operating activities	634,224	857,813	525,409	1,333,071
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(90,241)	(85,379)	(176,788)	(166,254)
Purchases of businesses and investments, net of cash acquired	(88,011)	(2,821)	(297,963)	(162,876)
Other investing, net	1,589	909	2,351	1,928
Net cash used in investing activities	(176,663)	(87,291)	(472,400)	(327,202)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	112,239	88,932	276,845	228,879
Purchases of shares	(608,958)	(464,974)	(829,789)	(750,079)
Cash dividends paid	—	—	(560,135)	(474,896)
Other financing, net	31,295	(2,240)	69,993	30,197
Net cash used in financing activities	(465,424)	(378,282)	(1,043,086)	(965,899)
Effect of exchange rate changes on cash and cash equivalents	(34,943)	84,600	(14,363)	(172,302)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(42,806)	476,840	(1,004,440)	(132,332)
CASH AND CASH EQUIVALENTS, beginning of period	5,678,892	5,091,906	6,640,526	5,701,078
CASH AND CASH EQUIVALENTS, end of period	$5,636,086	$5,568,746	$5,636,086	$5,568,746